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                           OFFER TO PURCHASE FOR CASH

                                ALL OUTSTANDING
                      ORDINARY SHARES HELD BY U.S. PERSONS
                                      AND
                   ALL OUTSTANDING AMERICAN DEPOSITARY SHARES
       (EACH AMERICAN DEPOSITARY SHARE REPRESENTING FOUR ORDINARY SHARES)

                                       OF

                                NCL HOLDING ASA

                                       AT

   NORWEGIAN KRONER ("NOK") 35 OR THE U.S. DOLLAR EQUIVALENT THEREOF FOR EACH
                                 ORDINARY SHARE
                                      AND
    THE U.S. DOLLAR EQUIVALENT OF NOK 140 FOR EACH AMERICAN DEPOSITARY SHARE

                                       BY

                                ARRASAS LIMITED

                          A WHOLLY OWNED SUBSIDIARY OF

                                STAR CRUISES PLC

            PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 13, 2000

              THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 10, 2000
                          UNLESS THE OFFER IS EXTENDED

                                                                January 13, 2000

To our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated January 13, 2000 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal and Notice of Guaranteed Delivery (which, as amended or supplemented from time to time, together constitute the "U.S. OFFER") relating to the offer by Arrasas Limited, an Isle of Man company (the "OFFEROR") and a wholly owned subsidiary of Star Cruises PLC, an Isle of Man company ("STAR"), for all outstanding ordinary shares, nominal value NOK 2.30 each ("SHARES"), that are held by U.S. Persons ("U.S. PERSONS," as defined in Regulation S under the Securities Act of 1933, as amended), and all outstanding American Depositary Shares, each representing four Shares ("ADSS" and, together with the Shares, the "SECURITIES"), of NCL Holding ASA, a Norwegian company ("NCL"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     We are (or our nominee is) the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is being furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

     Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the U.S. Offer.

     SHARES CANNOT BE TENDERED BY MEANS OF THE ENCLOSED LETTER OF TRANSMITTAL (WHICH IS EXCLUSIVELY FOR USE IN RESPECT OF ADSS). IF YOU HOLD SHARES, YOU SHOULD RECEIVE AN ACCEPTANCE FORM FOR TENDERING SUCH SHARES INTO THE U.S. OFFER, WHICH YOU CAN ALSO OBTAIN FROM ALFRED BERG NORGE ASA, THE MANAGER OF THE INTERNATIONAL OFFER, BY TELEPHONE AT 011 47 22 00 50 00.
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     Please note the following:

          1. The U.S. Offer is being made for all outstanding Shares held by U.S. Persons and for all outstanding ADSs. The Offeror will, upon the terms of the U.S. Offer, purchase the Shares and ADSs validly tendered and not properly withdrawn before the Expiration Time. The U.S. Offer is open to all holders of Shares who are U.S. Persons and to all holders of ADSs.

          2. The price to be paid in the U.S. Offer for the ADSs is the U.S. Dollar equivalent of NOK 140 per ADS, net to the seller in cash, without interest (the "ADS OFFER PRICE"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

          3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of ADSs by the Offeror pursuant to the U.S. Offer. However, U.S. federal income tax withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 12 of the Letter of Transmittal.

          4. The U.S. Offer will expire at 12:00 midnight, New York City time, on Thursday, February 10, 2000, unless extended.

          5. Pursuant to Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, within 10 business days after the date of the U.S. Offer, NCL is required to provide NCL's securityholders a statement of NCL's position with respect to the U.S. Offer.

          6. Notwithstanding any other provision of the U.S. Offer, payment for ADSs tendered and accepted for payment pursuant to the U.S. Offer will in all cases be made only after receipt by the Depositary within the permitted period of time of (i)(A) the American Depositary Receipts ("ADRS") evidencing the tendered ADSs or (B) Book-Entry Confirmation (as defined in the Offer to Purchase) of a book-entry transfer of such ADSs into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), pursuant to the procedures set forth in the Offer to Purchase, (ii)(A) the Letter of Transmittal (or a copy thereof) properly completed and duly executed, with any required signature guarantees, or (B) an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

          7. In the event that at any time after completion of the Offers the Offeror (together with Star and any other subsidiaries of Star) owns more than 90% of the Shares then outstanding, the Offeror will have the right under Norwegian law, and it currently intends, to take the steps necessary to initiate and effect a compulsory acquisition for cash of any Securities not already owned by the Offeror. The amount that will be payable in the compulsory acquisition will be determined pursuant to Norwegian law and may be more or less than the price payable in the U.S. Offer. See the Offer to Purchase for further information.

     If you wish to have us tender any or all ADSs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME.

     The U.S. Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of ADSs in any jurisdiction in which the making or acceptance of the U.S. Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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     TENDERING INSTRUCTIONS FOR ADSS (EVIDENCED BY ADRS) OF NCL HOLDING ASA

     The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated January 13, 2000, and the related Letter of Transmittal and Notice of Guaranteed Delivery in connection with the U.S. Offer.

     This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

                         NUMBER OF ADSS TO BE TENDERED*

                 ---------------------------------------------

                 ---------------------------------------------
                                  SIGNATURE(S)

                 ---------------------------------------------
                              PLEASE PRINT NAME(S)

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------
                                  ADDRESS(ES)

                 ---------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

                 ---------------------------------------------
               EMPLOYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

                 ---------------------------------------------
                                      DATE

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* Unless otherwise indicated, it will be assumed that all your ADSs are to be tendered.
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